Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Uvic Inc.

We hereby consent to the incorporation by reference to the Registration Statement on Form S-1 of Uvic Inc. of our report on the financial statements of Uvic Inc. for the period August 23, 2013 (inception) through March 31, 2014 and for the period August 23, 2013 (inception) through March 31, 2015. We also consent to the reference to our Firm under the caption "Experts" in such S-1.


/s/ AJSH & Co.
-------------------------------
AJSH & Co.
New Delhi, India
May 7, 2015